SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2003

Triad Automobile Receivables Trust 2002-A

(Issuer with respect to the Notes)

Triad Financial Corporation

(Exact name of registrant as specified in its charter)

California	333-90130	33-0356705

(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

Debra Glasser, Esq.
Triad Financial Corporation
7711 Center Avenue
Suite 100
Huntington Beach, California	92647

(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number,
including area code:	(714) 373-8300

No Change

(Former name or former address, if changed since last report)

Item 5. Other Events

Information related to distributions to Noteholders for the May, 2003 Collection Period with respect to the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and the Class B Notes (the “Notes”) issued by the Issuer. The performance of the Receivables held by the Issuer as well as other information related to the Notes is contained in the Servicer’s Certificate and the Statement to Noteholders for the referenced Collection Period. Both reports have been provided to the Noteholders pursuant to the Sale and Servicing Agreement dated as of August 1, 2002 among the Issuer, Triad Financial Special Purpose LLC, as Seller, Triad Financial Corporation, as Servicer and JPMorgan Chase Bank, as Backup Servicer and Indenture Trustee (the “Agreement”).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits:

               99. Servicer’s Certificate and Statement to Noteholders for the May, 2003 Collection Period relating to the Notes issued by the Issuer pursuant to the Agreement.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD FINANCIAL CORPORATION

By:	/s/ Mike L. Wilhelms

Name: Title:	Mike L. Wilhelms Chief Financial Officer

Dated: June 12, 2003

EXHIBIT INDEX

Exhibit No.	Description

99	Servicer’s Certificate and Statement to Noteholders for the May, 2003 Collection Period relating to the Notes issued by the Issuer.

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